EXHIBIT 4.0

NUMBER
CUSIP
COMMON STOCK

CITIZENS COMMUNITY BANCORP, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

This Certifies that

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
PAR VALUE $.01 PER SHARE OF

CITIZENS COMMUNITY BANCORP, INC. (the "Corporation"), a Maryland corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. This security is not a deposit or account and is not federally insured or guaranteed.

IN WITNESS WHEREOF, the Corporation has caused this certificate to bear the facsimile signatures of its duly authorized officers and to be sealed with the facsimile of its corporate seal.

DATED

Johnny W. Thompson Assistant Secretary	James G. Cooley President and Chief Executive Officer

[Seal]

Back of Certificate

The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the Secretary of the Corporation.

Keep this certificate in a safe place. If it is lost, stolen, or destroyed, the Corporation may require a bond of indemnity as a condition to the issuance of a replacement certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

UNIF GIFT MIN ACT		Custodian		UNIF GIFT MIN ACT		Custodian
	(Cust)		(Minor)		(Cust)		(Minor)

TEN COM - as tenants in common
Under Uniform Gift to Minors Act -		(State)		Under Uniform Gift to Minors Act -		(State)		TEN ENT = as tenants by the entireties JT TEN - as joint tneants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

For Value Received, _______________________________________ hereby sell, assign and transfer unto ___________________________________

________________________________________________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____________________________Shares of Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

_____________________________________________ Attorney to transfer the said shares on the books of the within named Corporation with full

power of substitution in the premises.	___________________________________ PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Dated ________________________________________________

NOTICE: THE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.